As filed with the Securities and Exchange Commission on May 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Address of Principal Executive Offices) (Zip Code)

THIRD AMENDED AND RESTATED STOCK PLAN

(Full title of the plan)

Brian T. Crowley

President and Chief Executive Officer

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Name and address of agent for service)

(425) 519-5900

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Erickson, Esq.

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, Washington 98104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	375,000 (2)	$2.52 (3)	$945,000	$67.38
TOTALS	375,000		$945,000	$67.38

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s Third Amended and Restated Stock Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.
(2)	Represents additional shares of Common Stock available for issuance under the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales price of the Common Stock on May 6, 2010, as reported on the Nasdaq Global Market.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

This Registration Statement registers 375,000 additional shares of the registrant’s Common Stock authorized for issuance under the registrant’s Third Amended and Restated Stock Plan, as a result of the operation of the “evergreen” provision contained therein. The contents of the previous Registration Statements on Form S-8 (File No. 333-89333, File No. 333-70210, File No. 333-90848, File No. 333-114104, File No. 333-116279, and File No. 333-162925), including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The registrant’s Annual Report on Form 10-K filed with the Commission on March 25, 2010;

(b) The registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 13, 2010;

(c) The registrant’s Current Report on Form 8-K filed with the Commission on January 6, 2010;

(d) The registrant’s Current Report on Form 8-K filed with the Commission on February 8, 2010; and

(e) The description of the registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 15, 1999 (File No. 000-27687), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 13th day of May, 2010.

BSQUARE CORPORATION
(Registrant)

By:	/s/ BRIAN T. CROWLEY
Brian T. Crowley President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian T. Crowley and Scott C. Mahan, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of May, 2010.

Signature	Title

/s/ BRIAN T. CROWLEY Brian T. Crowley	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ SCOTT C. MAHAN Scott C. Mahan	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ELLIOTT H. JURGENSEN, JR. Elliott H. Jurgensen, Jr.	Chairman of the Board of Directors

/s/ DONALD B. BIBEAULT Donald B. Bibeault	Director

/s/ ELWOOD D. HOWSE, JR. Elwood D. Howse, Jr.	Director

/s/ SCOT E. LAND Scot E. Land	Director

/s/ WILLIAM D. SAVOY William D. Savoy	Director

/s/ KENDRA A. VANDERMEULEN Kendra A. VanderMeulen	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Third Amended and Restated Stock Plan (incorporated by reference to Exhibit 10.1 filed with the registrant’s Annual Report on Form 10-K on February 19, 2008)

5.1	Opinion of Summit Law Group, PLLC

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2	Consent of Summit Law Group, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page to this Registration Statement)